                                                                   Exhibit 99(o)

                         Consent of Ronald G. Reherman

     The undersigned hereby consents to being named in this Registration Statement as a person who will become a director of Vectren Corporation.



                                            /s/ Ronald G. Reherman

Dated November 9, 1999